FIRST SCIENTIFIC, INC.


                 NON-QUALIFIED STOCK OPTION AGREEMENT


                             OPTION GRANT



1.   NAME OF OPTIONEE: PETER SUNDWALL, M.D.

2.   MAXIMUM NUMBER OF SHARES GRANTED HEREUNDER: 50,000

3.   EXERCISE PRICE: Seventy-five cents ($0.75)

4.   TERMS OF GRANT:

                                  Options Exercisable covering
      Exercise Dates                 Number of Shares

     *    On or after October 1, 1998         -    25,000

     *    On or after January 1, 1999         -    an additional 25,000

5. EXPIRATION OF OPTIONS: Each option shall expire on the fifth anniversary of its respective exercise date set forth above; provided, however, that the Board of Directors shall have authority to extend any of such expiration dates at the request of the Optionee, which request shall not be unreasonably denied.

6. SERVICE REQUIREMENT: Optionee shall remain an active member of the Board of Directors of the Company in order to remain vested at each of above exercise dates. Unless the Company terminates Optionee's appointment as a Director for cause, the vesting rights remain valid for the amounts, dates and conditions specified in the Terms of Grant in Section 4 above.

7. ADJUSTMENTS: Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company regarding such
     Option:

        (a) Stock Dividends and Stock Splits. If the shares of the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        (b) Acceleration of Exercise Dates or Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets, this Option shall be exercisable in full and all vesting shall accelerate to full vesting of the unexercised number of shares prior to the consummation of such dissolution, liquidation, merger or asset sale.

        (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section (b) above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

        (d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee or the Board.

        (e) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

        (f) Fractional Shares. No fractional shares shall be issued under this Plan and each optionee shall receive cash from the Company in lieu of such fractional shares.

 IN WITNESS WHEREOF, the Company and the Optionee have caused this Option Agreement to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and of an original copy of this Cover Sheet and the attached Terms and Conditions this 30th day of September, 1998.

THE OPTIONEE:        THE COMPANY:


 /s/ Peter V. Sundwall, M.D.               FIRST SCIENTIFIC, INC.
 ---------------------------               a Delaware corporation
 Signature


  Peter V. Sundwall Jr.               By:   /s/ Douglas R. Warren
 ---------------------------               ---------------------------
 Printed Name                        Its:   President
                                           ---------------------------

  553 Arnold Street
 ---------------------------
  Street Address

  Alpine     Utah            84004
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  City      State          Zip Code